Exhibit 10.5

INTER-AMERICAN MANAGEMENT LLC EMWLOYMENTAGREEMENT Allen E. Webb This Employment Agreement (this "Agreement") is entered into by and between Inter-American Management LLC, a Delaware limited liability company (hereinafter referred to as the "Company"), and Allen E. Webb (hereinafter referred to as the "Executive"), dated and effective as of the Effective Date defmed in Section 1 below. WHEREAS, the Executive is currently employed by the Company as a Senior Vice President, and the Company and the Executive wish to enter into this Agreement to establish the terms and conditions of such employment from and after the Effective Date. Accordingly, the parties hereto agree as follows: 1. Term. The term of this Agreement shall have an initial term commencing as of December 1, 2016 (the "Effective Date") and ending on the third anniversary of the Effective Date, unless sooner terminated in accordance with the provisions of Section 4 (the period during which the Executive is employed hereunder being hereinafter referred to as the "Term"). The Term shall be subject to automatic one (1) year renewals unless notice of non-renewal is provided between the parties in accordance with the notice provisions of Section 7.6, at least ninety (90) days prior to the end of any such Term (a "Non-Renewal"). 2. Duties. The Executive shall be a Senior Vice President, and, in that capacity, shall faithfully perform for the Company the duties of said office and shall perform such other duties of an executive, managerial or administrative nature as shall be specified and designated from time to time by the President of the Company. In his capacity as a Senior Vice President of the Company, the Executive shall report to and operate under the supervision of the President of the Company. 2.1 External Manager Duties. The Company serves as (a) the external manager of Global Medical REIT Inc. ("GMR") and GMR's subsidiaries pursuant to that certain Amended and Restated Management Agreement made and entered into as of July 1, 2016, by and between GMR and the Company (as amended from time to time) (the "GMR Management Agreement") and (b) the external manager of American Housing REIT Inc. ("AHR") and AHR's subsidiaries pursuant to that certain Management Agreement made and entered into as ofNovember 10, 2014, but effective as of April 1, 2014, by and between AHR and the Company (as amended from time to time) (the "AHR Management Agreement" and, together with the GMR Management Agreement, the "Management Agreements"). Pursuant to Management Agreements, the Company is responsible for managing the business and affairs of GMR and AHR and, in connection therewith, is required to provide each of GMR and AHR with corporate officers. Accordingly, in addition to his duties to the Company hereunder, the Executive's duties shall include serving as the Senior Vice President, SEC Reporting and Technical Accounting of GMR and assisting the Company in performing its obligations to GMR and its subsidiaries under the GMR Management Agreement without any additional compensation, other than discretionary equity incentive awards under the equity incentive plans of GMR that may be granted to the Executive by the compensation committee of the board of directors of GMR in its discretion from time to time as described further below. In his capacity as an officer of GMR, the Executive shall report to and operate under the supervision of the Chief Financial Officer of GMR and the audit committee of the board of directors of GMR. Upon request of the Company, the Executive may also serve as an officer of AHR or of other funds or entities that the Company manages without any additional compensation except as approved by the Company in its discretion. 2.2 Time Commitment. The Executive shall devote substantially all of the Executive's business time and effort to the performance of the Executive's duties hereunder. The Executive shall allocate his time as is reasonably necessary for him to perform the duties associated with each of his positions at the Company, GMR and any other fund or entity that is managed by the Company for which the Executive is requested by the Company to perform services. Provided that the following activities do not interfere with the Executive's duties hereunder, including his duties as Senior Vice President, SEC Reporting and Technical Accounting of GMR and as an officer of any other fund or entity that is managed by the Company for which the Executive is requested by the Company to perform services, and provided that the following activities do not violate the Executive's covenant against competition as described in Section 6.2 hereof, during the Term the Executive may perform personal, charitable and other business activities, including, without limitation, serving as an officer, employee or director of one or more other professional organizations and businesses as well as charitable and non-profit organizations. 3. Compensation and Benefits. 3.1 Salary. The Company shall pay the Executive an initial salary at the rate of $190,000 per annum (the "Annual Salary"), in accordance with the customary payroll practices of the Company applicable to senior executives generally. The Annual Salary may be increased from time to time by an amount and on such conditions as may be approved by the members of the Company, and upon such increase, the increased amount shall thereafter be deemed to be the Annual Salary. Notwithstanding the foregoing, (i) the Executive's Annual Salary shall be increased by 4% on each anniversary of the Effective Date during the Term, (ii) if the equity market capitalization of GMR is at least $300,000,000 as of the close of trading on any 10 consecutive trading days during the Term, the Executive's Annual Salary shall be increased by 15% of the Executive's then-current Annual Salary as of such lOth consecutive trading day. 3.2 Cash and Equity Bonus Compensation. (a) Company Compensation. The Executive will be eligible to receive discretionary annual cash bonuses (each an "Annual Bonus"), subject to the approval of the President of the Company. Each Annual Bonus, if any, will be paid within 90 days after the end of the fiscal year to which such Annual Bonus relates. Additionally, the Executive will be eligible to participate in any executive compensation plan or program, including any equity incentive plan, of the Company. Unless otherwise approved by the President of the Company, any Annual Bonus or other cash or equity-linked bonus compensation shall be at the discretion and subject to the approval of the President of the Company. (b) GMR Compensation. The Executive will be eligible to participate in any executive compensation plan or program, including any equity incentive plan, adopted by the compensation committee of the board of directors of GMR. Any GMR equity-based awards made to the Executive upon approval by the compensation committee of the board of directors of GMR (collectively, "GMR Equity Compensation") shall be at the discretion and subject to the approval of the compensation committee of the board of directors of GMR. (c) Compensation by Other Entities Managed by the Company. The Executive will be eligible to participate in any executive compensation plan or program, including any equity incentive plan, adopted by the compensation committee of the board of directors or other similar 2 governing body of AHR and of any other fund or entity that is managed by the Company if the Executive is requested by the Company to serve as an officer of AHR or such other fund or entity, as applicable. Any equity-based awards made to the Executive under any such executive compensation plan or program of AHR or other such fund or entity (collectively, "Other Company Equity Compensation" and, together with GMR Equity Compensation, "Equity Compensation") shall be at the discretion and subject to the approval of the compensation committee of the board of directors or other similar governing body of AHR or such other fund or entity. 3.3 Benefits-In General. The Executive shall be permitted during the Term, and any renewal Term, to participate in any group medical, life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans, 401(k) plan, relocation programs and similar benefits that may be available to other senior executives of the Company generally, on the same terms as may be applicable to such other executives (except as otherwise provided in this Section 3), in each case to the extent that the Executive is eligible under the terms of such plans or programs. 3.4 Paid Time Off. The Executive shall be entitled to no fewer than twenty (20) days of paid time off per year, plus Company-scheduled holidays. Any unused days of paid time off will be forfeited at the end of the year. 3.5 Expenses. The Company shall pay or reimburse the Executive for all ordinary and reasonable out-of-pocket expenses actually incurred and, in the case of reimbursement, actually paid by the Executive during the Term in connection with the performance of the Executive's services under this Agreement, provided that the Executive shall submit such expenses in accordance with the policies applicable to senior executives of the Company generally. To the extent the Company is entitled to be reimbursed by GMR or AHR or another company that is managed by the Company, the reimbursement shall be paid pro-rata based on the percentage of the Executive's time allocated to each entity. 4. Termination of Employment. The Company may terminate the Executive's employment for any reason or for no reason and with or without Cause (as defmed herein below). The Executive may terminate the Executive's employment with the Company for Good Reason (as defmed herein below) or without Good Reason. The Company or the Executive may terminate the Executive's employment upon the Executive's disability as provided in Section 4.1, or by Non-Renewal. The survival provisions of this Agreement described in Section 7.15 contemplate without limitation that upon the termination of his employment the Executive shall be subject to the provisions of the Covenant Against Competition set forth in Section 6.2. 4.1 Termination upon the Executive's Death or Disability. (a) If the Executive dies during the Term, the obligations of the Company to or with respect to the Executive shall terminate in their entirety except as otherwise provided in this Section 4.1 and except for the surviving provisions of this Agreement as described in Section 7.15. (b) If the Executive becomes eligible for disability benefits under the Company's long-term disability plans and arrangements, the Company or the Executive shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon at least ninety (90) days' prior written notice to the other party, provided that the Company shall not have the right to terminate the Executive's employment in accordance with this Section 4.1(b) if, (i) in the opinion of a qualified physician reasonably acceptable to both parties, it is reasonably certain that the Executive will be able to resume his duties on a regular full-time basis within one hundred eighty (180) days of the date that the notice of such termination is delivered, and (ii) upon the expiration of such one hundred eighty (180) day period, the Executive has resumed his duties on a regular full-time basis. 3

(c) Upon the Executive's death or the termination of the Executive's employment by virtue of disability, all of the following shall apply: (i) the Executive, or the Executive's estate or beneficiaries in the case of the death of the Executive, shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment, except that the Executive, for himself and his dependents, or the Executive's beneficiaries, as applicable, shall have the right, at his or his estate's expense, under COBRA to continue coverage under the Company's major medical group health and dental plans for a period of up to eighteen (18) months after the termination and the Executive or, in the event of the death of the Executive, the Executive's estate or beneficiaries shall be entitled to reimbursement of all reimbursable expenses incurred by the Executive prior to the date of such termination; (ii) all of the Equity Compensation previously awarded to the Executive, to the extent not vested or to the extent subject to forfeiture restrictions, as of the date of the termination of the Executive's employment, shall immediately be deemed vested and all forfeiture restrictions shall immediately lapse (treating any applicable performance criteria as fully satisfied), and any outstanding options to acquire shares of stock of GMR, AHR or another fund or entity that is managed by the Company that are held by the Executive shall immediately be vested and shall be, as determined in the discretion of the board of directors of GMR or by the board of directors or other similar governing body of AHR or such other fund or entity, either (A) exercisable by the Executive or, in the case of the Executive's death, by the beneficiaries of Executive's estate, for one (1) year following the termination (or, if shorter, the balance of the regular term of the options), or (B) cashed out or cancelled pursuant to the terms set forth in the applicable equity incentive plan as in effect on the Effective Date hereof; and (iii) this Agreement shall otherwise terminate and there shall be no further rights with respect to the Executive hereunder except for the surviving provisions of this Agreement as provided in Section 7.15. 4.2 Termination by the Company for Cause. The Company may terminate the Executive's employment at any time for "Cause" if any of the following have occurred: (a) the Executive's conviction for (or pleading guilty or nolo contendere to) any felony, or a misdemeanor involving moral turpitude; (b) the Executive's indictment for any felony or misdemeanor involving moral turpitude, if such indictment is not discharged or otherwise resolved within eighteen (18) months; (c) the Executive's commission of an act of fraud, theft, dishonesty or breach of fiduciary duty related to the Company, GMR, AHR or any other fund or entity that is managed by the Company and for which the Executive is requested by the Company to perform services or the performance of the Executive's duties hereunder; (d) the continuing failure or habitual neglect by the Executive to perform the Executive's duties hereunder, except that, if such failure or neglect is curable, the Executive shall have thirty (30) days from his receipt of a notice of such failure or neglect to cure such condition and, if the Executive does so to the reasonable satisfaction of the Company (such cure opportunity being available only once), then such failure or neglect shall not constitute Cause hereunder; 4

(e) any violation by the Executive of the Restrictive Covenants set forth in Section 6 except that, if such violation is not willful and is curable, the Executive shall first have thirty (30) days from his receipt of notice of such violation to cure such condition and, ifthe Executive does so to the reasonable satisfaction of the Company, such violation shall not constitute Cause hereunder; or (f) the Executive's material breach of this Agreement, except that, if such breach is curable, the Executive shall first have thirty (30) days from his receipt of such notice of such breach to cure such breach and, if the Executive does so to the reasonable satisfaction of the Company, such breach shall not constitute Cause hereunder. If the Company terminates the Executive's employment for Cause, the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment, except that the Executive shall be entitled to receive the Executive's Annual Salary through the date of termination and any other benefits that are earned and accrued under this Agreement prior to the date of termination, and the Executive shall be entitled to receive reimbursement of expenses incurred prior to the date of termination that are reimbursable under this Agreement. This Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights or obligations hereunder except for the surviving provisions of this Agreement as described in Section 7.15. 4.3 Termination by the Company without Cause. The Company may terminate the Executive's employment at any time without Cause upon thirty (30) days' prior written notice to the Executive. If the Company terminates the Executive's employment without the occurrence of any of the events constituting Cause and the termination is not due to the Executive's death or disability, then the termination by the Company is without Cause. If the Company terminates the Executive's employment without Cause, then the Severance Package provisions of Section 5 shall apply, and this Agreement shall otherwise terminate and the Executive shall have no further rights or obligations hereunder except for the surviving provisions of this Agreement as described in Section 7.15. Termination of Emolovment by the Executive for Good Reason. Subject to 4.4 the notice and cure provisions set forth below, the Executive may terminate the Executive's employment with the Company for Good Reason and receive the Severance Package provisions of Section 5 if any of the following have occurred without the Executive's written consent ("Good Reason"): (a) any material diminution in the Executive's title, authorities, duties or responsibilities (including without limitation the assignment of duties inconsistent with his position, or a significant adverse alteration of the nature or status of his responsibilities, or a significant adverse alteration of the conditions ofhis employment); (b) any requirement that the Executive report to a corporate officer or employee of the Company instead of reporting directly to the members of the Company; (c) after there has occurred a Change in Control, any duplication with other Company personnel of the Executive's title, authorities, duties or responsibilities; (d) any material reduction ofthe Executive's Annual Salary; (e) the Company's material breach ofthis Agreement; 5

(f) a determination by the Company to relocate its corporate headquarters to a new location that is more than fifty (50) miles from the current address of the Company's corporate headquarters in Bethesda, Maryland; or (g) a Non-Renewal by the Company, unless such Non-Renewal is made as a result of an event constituting Cause. Notwithstanding the forgoing, the Executive shall not be deemed to have terminated this Agreement for Good Reason unless: (y) the Executive terminates this Agreement no later than six (6) months following the initial existence of the above referenced event or condition which is the basis for such termination (it being understood that each instance of any such event shall constitute a separate basis for such termination and a separate event or condition occurring on the date of such instance for purposes of calculating the six-month period); and (z) the Executive provides to the Company a written notice of the existence of the above referenced event or condition which is the basis for the termination within sixty (60) days following the initial existence of such event or condition, and the Company fails to remedy such event or condition within 30 days following the receipt of such notice. This Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights or obligations hereunder except for the surviving provisions ofthis Agreement as described in Section 7.15. 4.5 Termination of Employment by the Executive without Good Reason. The Executive may terminate the Executive's employment with the Company at any time without Good Reason. A Non-Renewal by the Executive shall be deemed to constitute a termination by the Executive of his employment with the Company without Good Reason. lfthe Executive terminates his employment without the occurrence of any of the events constituting "Good Reason" and the termination is not due to the Executive's death or disability, then the termination by the Executive is without Good Reason. If the Executive terminates the Executive's employment with the Company without Good Reason, the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment, except that the Executive shall be entitled to receive the Executive's Annual Salary through the date of termination, other benefits that are earned and accrued under this Agreement or under applicable Company benefit plans prior to the date of termination and reimbursement of expenses incurred prior to the date of termination that are reimbursable under this Agreement. This Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights or obligations hereunder except for the surviving provisions of this Agreement as described in Section 7.15. 5. Severance Package for Certain Terminations of Employment. The Executive shall be entitled to certain rights and shall be bound by certain obligations as described in this Section 5 (the "Severance Package") if the Executive's employment terminates under any of the following conditions: (x) if the Executive resigns within ninety (90) days following receipt of a Non-Renewal by the Company; (y) if the Company terminates the Executive's employment without Cause, or (z) if the Executive terminates the Executive's employment for Good Reason. For purposes of this Agreement, the "Severance Package" shall consist of all of the following rights and obligations: (a) The Executive shall be entitled to receive the Executive's Annual Salary pro-rated for the period through the date of termination, other benefits that are earned and accrued under this Agreement and under applicable Company benefit plans prior to the date of termination, and reimbursement of expenses incurred prior to the date of termination that are reimbursable under this Agreement; (b) If the Executive signs the general release of claims in favor of the Company in the form set forth in Attachment "A" and the general release becomes irrevocably effective 6 not later than forty-five (45) days after the date of the termination event, the Executive shall also be entitled to all of the following: (i) payment of a cash amount, payable in equal monthly installments over a 12-month period, equal to the sum of (i) one-sixth of the Executive's then current Annual Salary and (ii) one-sixth of the most recent Annual Bonus paid to the Executive; provided, however, if the Executive is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code, as amended (the "Tax Code"), any payments of"deferred compensation" (as defmed under Treasury Regulation Section 1.409A-1(b)(l), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-l(b)(3) through (b)(12)), shall not commence until the first day of the seventh month beginning after the date of the Executive's "separation from service" (as defmed under Treasury Regulation Section 1.409A-l(h)) to avoid the imposition of the additional20% tax under Section 409A of the Tax Code (and in the case of installment payments, the frrst payment shall include all installment payments required by this subsection that otherwise would have been made during such period); and (ii) for a period of eighteen (18) months after termination of employment, the Executive shall have the right under COBRA to continue coverage, at his expense, under the Company's major medical group health and dental plans, it being expressly understood and agreed that nothing in this clause (b)(ii) shall restrict the ability of the Company to generally amend or terminate such plans and programs from time to time in its sole discretion; provided, however, that the Company shall in no event be required to provide such coverage after such time as the Executive becomes entitled to receive health benefits from another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); (iii) all of the Equity Compensation awarded to the Executive, to the extent not vested or to the extent subject to forfeiture restrictions as of the date of the termination of the Executive's employment, shall immediately be deemed vested and any forfeiture restrictions shall immediately lapse (treating the performance criteria for the year of termination as fully satisfied). Unless a later payment date is required under Section 409A of the Tax Code (as described above or pursuant to Section 7.20 of this Agreement), payments due under the Severance Package shall be paid to the Executive (or installment payments shall commence) on the fiftieth (50th) day following the date of the termination event. This Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder except for surviving provisions of this Agreement as provided in Section 7.15. 6. Covenants of the Executive. 6.1 General Covenants of the Executive. The Executive acknowledges that (a) the principal business of the Company and its affiliates is the management of publicly traded companies, including REITs, that focus on the acquisition, development, and operation of single-family residential rental properties and healthcare properties (such business, and any and all other businesses that after the date hereof, and from time to time during the Term, become material with respect to the Company's then- overall business, herein being collectively referred to as the "Business"); (b) the Company knows of a limited number of persons who have developed the Business; (c) the Business is, in part, national in scope; (d) the Executive's work for the Company and its affiliates has given and will continue to give the Executive access to the confidential affairs and proprietary information of the Company and to "trade secrets," (as defmed under the laws of the State of Maryland) of the Company and its affiliates; (e) the covenants and agreements ofthe Executive contained in this Section 6.1 are essential to the business and 7 goodwill of the Company; and (f) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 6.1. 6.2 Covenant Against Competition. The covenant against competition herein described shall apply as follows: (a) during the Term; (b) for a period of one (1) year following a termination of the Executive's employment by the Company without Cause, by the Executive with Good Reason or by either party after Non-Renewal; (c) for a period of one-hundred eighty (180) days following a termination of the Executive's employment by the Company for Cause or by the Executive without Good Reason; provided, however, that the Company shall have the option to extend the period for up to an additional one-hundred eighty (180) days if the Company pays the Executive his Annual Salary as in effect on the date of termination during such extended period; and (d) as to Section 6.2(bb) and (dd), at any time during and after the Executive's employment with the Company and its subsidiaries (and the predecessors of either). During the time periods described hereinabove, the Executive covenants as follows: (aa) The Executive shall not, directly or indirectly, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any single-family residential rental property REIT, senior housing property or healthcare property REIT or other fmancial investment business which owns single-family rental properties, senior housing properties or healthcare properties as its primary business and that has assets in excess of One Hundred Million and No/00 Dollars ($100,000,000), if such business is in competition in any manner whatsoever with the Business of the Company in any state or country or other jurisdiction in which the Company conducts its Business as of the date oftermination;provided, however, that, notwithstanding the foregoing, (i) the Executive may own or participate in the ownership of any entity which he owned or managed or participated in the ownership or management of prior to the Effective Date which ownership, management or participation has been disclosed to the Company; and (ii) the Executive may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers Automated Quotation System or equivalent non-U.S. securities exchange, (B) the Executive is not a controlling person of, or a member of a group which controls, such entity and (C) the Executive does not, directly or indirectly, own five percent (5%) or more of any class of securities of such entity. (bb) Except in connection with the business and affairs of the Company and its affiliates, the Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, all confidential matters relating to the Company and its Business and the business of any of the Company's affiliates, learned by the Executive heretofore or hereafter directly or indirectly as a result of his positions with the Company or its affiliates (or any predecessor) (the "Confidential Company Information"), including, without limitation, information with respect to the respective businesses, properties, profit or loss figures, operations, strategies, and business transactions of any of them (or any of their predecessors), and shall not disclose such Confidential Company information to anyone outside of the Company except with the Company's express written consent and except for Confidential Company 8

Information which (i) at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive; (ii) is clearly obtainable in the public domain; (iii) was not acquired by the Executive in connection with the Executive's employment or affiliation with the Company or its affiliates; (iv) was not acquired by the Executive from the Company or its affiliates or representatives or from a third-party who has an agreement with the Company or its affiliates not to disclose such information; (v) was legally in the possession of or developed by the Executive prior to the Effective Date; or (vi) is required to be disclosed by rule of law or by order of a court or governmental body or agency. For purposes of this Agreement, "affiliate" means, with respect to the Company, any person, partnership, corporation or other entity that controls, is controlled by or is under common control with the Company, including but not limited to GMR and AHR and their respective affiliates and any other future REIT or fund managed by the Company. (cc) The Executive shall not, without the Company's prior written consent, directly or indirectly, (i) knowingly solicit or knowingly encourage to leave the employment or other service of the Company or any of its affiliates, any employee employed by the Company or any of its affiliates at the time of the termination thereof or knowingly hire (on behalf of the Executive or any other person or entity) any employee employed by the Company or any of its affiliates at the time of the termination who has left the employment or other service of the Company or any of its affiliates (or any predecessor thereof) within one (1) year of the termination of such employee's or independent contractor's employment or other service with the Company or any of its affiliates; or (ii) whether for the Executive's own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company's or any of its affiliates' respective relationship with, or endeavor to entice away from the Company or any of its affiliates, any person who during the Executive's employment with the Company or any of its affiliates is or was a customer or client of the Company or any of its affiliates (or any predecessor thereof). Notwithstanding the above, nothing shall prevent the Executive from soliciting loans, investment capital, or the provision of management services from third parties engaged in the Business if the activities of the Executive facilitated thereby do not otherwise adversely interfere with the operations of the Business. (dd) All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof) made, produced or compiled by the Executive or made available to the Executive during the Term concerning the Business of the Company and its affiliates shall be the Company's property and shall be delivered to the Company at any time on request. Notwithstanding the above, the Executive's contacts and contact data base shall not be the Company's property. Notwithstanding the above, software, methods and material developed by the Executive prior to the Term of the Agreement shall not be the Company's property. 6.3 Rights and Remedies upon Breach. The Executive acknowledges and agrees that any breach by him of any of the provisions of Sections 6.1 or 6.2 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company and its affiliates shall have the right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants. This right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages). The existence of any claim or cause of action by the Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants. The Company has the right to cease making the payments provided as part of the Severance Package in the event of a 9 material breach of any of the Restrictive Covenants that, if capable of cure and not willful, is not cured within thirty (30) days after receipt of notice thereof from the Company. 7. Other Provisions. 7.1 Severabilitv. The Executive acknowledges and agrees that the Executive has had an opportunity to seek advice of counsel in connection with this Agreement and that the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full affect, without regard to the invalid portions. 7.2 Duration and Scope of Covenants. If any court or other decision maker of competent jurisdiction determines that any of the Executive's covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographical scope of such provision, then, after such determination has become fmal and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced. 7.3 Enforceability ofRestrictive Covenants; Jurisdictions. The Company and the Executive intend to and hereby consent to jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right, or the right of any of its affiliates, to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction's being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata. 7.4 Arbitration. Except with respect to any claims or disputes arising from or relating to the Restrictive Covenants, any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in Bethesda, Maryland in accordance with the Commercial Arbitration Rules, as amended from time to time, of the American Arbitration Association (the "AAA"). The Company and the Executive will each select an arbitrator, and a third arbitrator will be selected jointly by the arbitrators selected by the Company and the Executive within 15 days after demand for arbitration is made by a Party. If the arbitrators selected by the Company and the Executive are unable to agree on a third arbitrator within that period, then either the Company or the Executive may request that the AAA select the third arbitrator. The arbitrators will possess substantive legal experience in the principle issues in dispute and will be independent of the Company and the Executive. To the extent permitted by applicable law and not prohibited by the Company's certificate of incorporation and bylaws, the Company will pay all expenses (including the reasonable expenses of the Executive, including his reasonable legal fees, if the Executive is the prevailing party in such arbitration) incurred in connection with arbitration and the fees and expenses of the arbitrators and will advance such expenses from time to time as required. Except as may otherwise be agreed in writing by the parties or as ordered by the arbitrators upon substantial justification shown, the hearing for the dispute will be held within 60 days of submission of the dispute to arbitration. The arbitrators will render their fmal award within 30 days following conclusion of the hearing and any required post-hearing briefmg or other proceedings ordered by the arbitrators. The arbitrators will state the factual and legal basis for the award. The 10 decision of the arbitrators will be final and binding and not subject to judicial review and fmal judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. 7.5 Attorneys' Fees. If litigation shall be brought to enforce or interpret any provision contained herein, the Company, to the extent permitted by applicable law and not prohibited by the Company's articles of incorporation and bylaws, shall indenmify the Executive for the Executive's reasonable attorneys' fees and disbursements incurred in such litigation if the Executive is the prevailing party in such litigation. 7.6 Notices. Any notice, consent or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, email transmission with a confirming telephone call or by certified, registered or express mail, postage prepaid. Any such notice, consent or other communication shall be deemed given when so delivered personally, delivered by overnight courier, sent by facsimile transmission or sent by email transmission with a confirming telephone call or, if mailed, five days after the date of deposit in the United States mails as follows: (a) Ifto the Company, to: Inter-American Management LLC 4800 Montgomery Lane Suite 450 Bethesda, MD 20814 Attention: Jeffrey Busch Telephone: 301-968-3688, ext. 6862 Email: jeffb@interamc.com with a copy to: Inter-American Management LLC 4800 Montgomery Lane, Suite 450 Bethesda, MD 20814 Attention: Don McClure Telephone: 202-524-6863 Email: donm@interamc.com (b) If to the Executive, to: Allen E. Webb 4800 Montgomery Lane, Suite 450 Bethesda, MD 20814 Telephone: 202-524-6867 Email: allenw@interamc.com Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder. 7.7 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with the Company or its subsidiaries (or any predecessor of either). 11

7.8 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. 7.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED EXCLUSIVELY IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Subject to the parties' obligations under Section 7.4, the Executive and the Company each hereby expressly consents to the exclusive venue and jurisdiction of the state and federal courts located in Baltimore or Bethesda, Maryland for any lawsuit arising from or relating to this Agreement. 7.10 Assignment. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by the Company (except to an affiliate of the Company, in which event the Company shall remain liable if the affiliate fails to meet any of the Company's obligations hereunder, including without limitation to provide the employment opportunities offered hereby and to make payments or provide benefits or otherwise) or by the Executive. 7.11 Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting in or delivery of any Equity Compensation, the Company shall have the right to require such payments from the Executive or withhold such amounts from other payments due to the Executive from the Company or any affiliate, or to withhold such Equity Compensation that would otherwise have been issued to the Executive. The Executive shall have the right to recommend the manner in which such payments shall be made or withheld. No other taxes, fees, impositions, duties or other charges or offsets of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law. 7.12 No Duty to Mitigate. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in the event the Executive does mitigate. 7.13 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives. 7.14 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto. 7.15 Survival. The rights and obligations of the parties under this Agreement, which by their nature would continue beyond the termination or expiration of this Agreement, shall survive the termination or expiration of this Agreement. The Company's obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to the Company. This Agreement shall not be terminated by any merger or consolidation or other reorganization ofthe Company. In the event any such merger, consolidation or reorganization shall be 12 accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or person. 7.16 Existing Agreements. Executive represents to the Company that the Executive is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit the Executive from executing this Agreement or limit the Executive's ability to fulfill the Executive's responsibilities hereunder. 7.17 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. 7.18 Parachute Provisions. If any amount payable to, or other benefit receivable by, the Executive pursuant to this Agreement (taking into account payments and benefits under other agreements, plans and agreements) is deemed to constitute a "parachute payment" as defmed in Section 280G of the Tax Code, then such payment or benefit shall be reduced to the extent required to prevent such payment or benefit so that it is not deemed to constitute a "parachute payment" as defmed in Section 280G of the Tax Code. 7.19 Indemnification; Directors and Officer's Insurance. The Executive shall be entitled to indemnification in all instances in which the Executive is acting within the scope of his authority to the fullest extent permitted by applicable law and not prohibited by the Company's, GMR or AHR's charter and bylaws or operating agreement, as applicable, from and against any damages or liabilities, including reasonable attorney's fees; provided, however , that the Executive shall not be entitled to indemnification for damages or liabilities which result from or arise out of the Executive's willful misconduct or gross negligence. During the Term, the Company, GMR and AHR will maintain directors' and officers' liability insurance in a coverage amount of not less than Ten Million and No/00 Dollars ($10,000,000). 7.20 409A. This Agreement and the amounts payable and other benefits hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Tax Code. This Agreement shall be administered, interpreted and construed in a manner consistent with Section 409A. If any provision of this Agreement is found not to comply with, or otherwise not to be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Company and without requiring the Executive's consent, in such manner as the Company determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A. Each payment under this Agreement shall be treated as a separate identified payment for purposes of Section 409A. The preceding provisions shall not constitute or be construed as a guarantee, representation or warranty by the Company of any particular favorable tax effect or result to the Executive of the payments and other benefits under this Agreement. With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, the Executive, as specified under this Agreement, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (a) the expenses eligible for reimbursement or the amount of in- kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 1OS(b) of the Tax Code; (b) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (c) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit. 13

If a payment obligation under this Agreement arises on account of the Executive's termination of employment and if such payment is subject to Section 409A, the payment shall be paid only in connection with the Executive's "separation from service" (as defmed in Treas. Reg. Section 1.409A-l(h)). If a payment obligation under this Agreement arises on account of the Executive's "separation from service" (as defmed under Treas. Reg. Section 1.409A-l(h)) while the Executive is a "specified employee" (as defmed under Treas. Reg. Section 1.409A-l(h)), any payment of"deferred compensation" (as defmed under Treasury Regulation Section 1.409A-l(b)(l), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-l(b)(3) through (b)(12)) that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Executive's separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Executive's estate following his death. [Signature page follows.] 14

IN WITNESS WHEREOF, the parties hereto have signed their names to this Employment Agreement as of the day and year set forth below. COMPANY: Date: fh.btr / 2016 EXECUTIVE: 4 !/Jt tA By Date: ttlnak£ { , 2016 Name: Allen E. Webb

ATTACHMENT "A" to INTER-AMERICAN MANAGEMENT LLC ENWLOYMENTAGREEMENT Allen E. Webb General Release of Claims Consistent with Section 5 of the Employment Agreement dated December 1, 2016, between Inter- American Management LLC (the "Company") and me (the "Employment Agreement") and in consideration for and contingent upon my receipt of the Severance Package set forth in Sections S(b) of the Employment Agreement, I, for myself, my attorneys, heirs, executors, administrators, successors, and assigns, do hereby fully and forever release and discharge the Company and its affiliated entities (as defmed in the Employment Agreement), as well as their predecessors, successors, assigns, and their current or former directors, officers, partners, agents, employees, attorneys, and administrators from all suits, causes of action, and/or claims, demands or entitlements of any nature whatsoever, whether known, unknown, or unforeseen, which I have or may have against any of them arising out of or in connection with my employment by the Company, the Employment Agreement, the termination of my employment with the Company, or any event, transaction, or matter occurring or existing on or before the date of my signing of this General Release, except that I am not releasing any (a) right to indemnification that I may otherwise have, (b) right to Annual Salary and benefits under applicable benefit plans that are earned and accrued but unpaid as of the date of my signing this General Release, (c) right to reimbursement for business expenses incurred and not reimbursed as of the date of my signing this General Release, (d) right to any bonus payment(s) or other compensation that is earned and accrued but has not then been paid as of the date of my signing this General Release, or (e) claims arising after the date of my signing this General Release. I agree not to file or otherwise institute any claim, demand or lawsuit seeking damages or other relief and not to otherwise assert any claims, demands or entitlements that are lawfully released herein. I further hereby irrevocably and unconditionally waive any and all rights to recover any relief or damages concerning the claims, demands or entitlements that are lawfully released herein. I represent and warrant that I have not previously filed or joined in any such claims, demands or entitlements against the Company, GMR, AHR or the other persons released herein and that I will indemnify and hold them harmless from all liabilities, claims, demands, costs, expenses and/or attorneys' fees incurred as a result of any such claims, demands or lawsuits. Except as otherwise expressly provided above, this General Release specifically includes, but is not limited to, all claims of breach of contract, employment discrimination (including any claims coming within the scope of Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, and any comparable law, all as amended, or any other applicable federal, state, or local law), claims under the Employee Retirement Income Security Act, as amended, claims under the Fair Labor Standards Act, as amended (or any other applicable federal, state or local statute relating to payment of wages), claims concerning recruitment, hiring, termination, salary rate, severance pay, stock options, wages or benefits due, sick leave, holiday pay, vacation pay, life insurance, group medical insurance, any other fringe benefits, worker's compensation, termination, employment status, libel, slander, defamation, intentional or negligent misrepresentation and/or infliction of emotional distress, together with any and all tort, contract, or other claims which might have been asserted by me or on my behalf in any suit, charge of discrimination, or claim against the Company or the persons released herein. A-1

I acknowledge that I have been given an opportunity of twenty-one (21) days to consider this General Release and that I have been encouraged by the Company to discuss fully the terms of this General Release with legal counsel of my own choosing. Moreover, for a period of seven (7) days following my execution of this General Release, I shall have the right to revoke the waiver of claims arising under the Age Discrimination in Employment Act, a federal statute that prohibits employers from discriminating against employees who are age 40 or over. Ifl elect to revoke this General Release within this seven-day period, I must inform the Company by delivering a written notice of revocation to the Company 's Director of Human Resources no later than 11:59 p.m. on the seventh calendar day after I sign this General Release. I understand that, if I elect to exercise this revocation right, this General Release shall be voided in its entirety and the Company shall be relieved of all obligations to make the portion of the Severance Package described in Section S(b) of the Employment Agreement. I may, if I wish, elect to sign this General Release prior to the expiration of the 21-day consideration period, and I agree that if I elect to do so, my election is made freely and voluntarily and after having an opportunity to consult counsel. AGREED: Date A-2 us 4771962